Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.02, of PAR Technology Corporation, a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 1, 2018

Voss Capital LLC

By:	/s/ Travis W. Cocke
	Name:	Travis W. Cocke
	Title:	Managing Member

/s/ Travis W. Cocke
Travis W. Cocke

Brasada Capital Management LP

By:	/s/ Jonathan Reichek
	Name:	Jonathan Reichek
	Title:	Authorized Signatory

/s/ Gabe Birdsall
Gabe Birdsall

/s/ Jonathan Reichek
Jonathan Reichek

Broadview Dark Horse LP

By:	Ewing Morris & Co’s Investment Partners Ltd, its investment manager

By:	/s/ Matt Irwin
	Name:	Matt Irwin
	Title:	Authorized Signatory

Ewing Morris & Co’s Investment Partners Ltd

By:	/s/ Matt Irwin
	Name:	Matt Irwin
	Title:	Authorized Signatory

/s/ Matt Irwin
Matt Irwin